Exhibit 5.1

January 11, 2023

Pardes Biosciences, Inc.

2173 Salk Avenue, Suite 250

PMB#052

Carlsbad, California 92008

Ladies and Gentlemen:

At your request, we have examined the Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 on Form S-3 filed by Pardes Biosciences, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on January 11, 2023 (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of up to an aggregate of 37,170,838 shares of Common Stock, par value $0.0001 per share (the “Common Stock”), for offer and resale by the selling securityholders described and listed in the Registration Statement under “Selling Securityholders” (the “Selling Stockholders”) consisting of (a) up to 5,500,000 shares of Common Stock that were issued to certain investors in a private placement in connection with the closing of the business combination (the “Business Combination”) pursuant to the Agreement and Plan of Merger, dated as of June 29, 2021 (as amended on November 7, 2021) by and among FSDC II, Merger Sub, Old Pardes and the Shareholders Representative (each as defined in the Registration Statement, the “Merger Agreement”), (ii) up to 5,633,750 shares of Common Stock consisting of Founder Shares (as defined in the Registration Statement) and Private Placement Shares (as defined in the Registration Statement) that were issued to FS Development Holdings II, LLC (the “Sponsor”) in private placements prior to the closing of the Business Combination and that are held by Sponsor and certain former directors the Company and (iii) up to 26,037,088 shares of Common Stock issued in the Business Combination to certain Pardes Equityholders (as defined in the Registration Statement) (collectively, the “Selling Stockholder Shares”).

In connection with our opinion expressed below, we have also examined originals or copies of the prospectus prepared in connection with the Registration Statement (the “Prospectus”); Company’s Second Amended and Restated Certificate of Incorporation and Amended and Restated By-laws (collectively, the “Charter Documents”); the Merger Agreement; certain corporate proceedings of the Company’s board of directors and stockholders relating to the Registration Statement, the Charter Documents; and such other agreements, documents, certificates and statements of the Company, its transfer agent, and public or government officials, as we have deemed advisable, and have examined such matters of fact or questions of law as we have considered necessary. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures on documents submitted to us, the conformity to originals of all documents submitted to us as copies, and the absence of any undisclosed termination, waiver or amendment to any document reviewed by us. In giving our opinion, we have also relied upon a good standing certificate regarding the Company issued by the Delaware Secretary of State dated January 11, 2023 and a management certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing Delaware General Corporation Law. We also express no opinion regarding the effectiveness of any waiver or stay, extension or of unknown future rights. Further, we express no opinion regarding the effect of provisions relating to indemnification, exculpation or contribution to the extent such provisions may be held unenforceable as contrary to federal or state securities laws or public policy.

Based upon the foregoing, we are of the opinion that the Selling Stockholder Shares have been duly authorized and are validly issued, fully paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus and any amendments thereto. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion is intended solely for use in connection with sale of the securities to be sold by the Selling Securityholders pursuant to the Registration Statement and the Prospectus and is not to be relied upon for any other purpose. In providing this letter, we are opining only as to the specific legal issues expressly set forth above, and no opinion shall be inferred as to any other matter or matters. This opinion is rendered on, and speaks only as of, the date of this letter first written above, and does not address any potential change in facts or law that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Fenwick & West LLP
FENWICK & WEST LLP

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